UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.
C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2023

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1349 East Broad Street Columbus, OH	43205
(address of principal executive offices)	(zip code)

+1 (614) 368-9898
(registrant’s telephone number, including area code)

Not Applicable
(former name or former mailing address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

“We”, “Us”, “The Issuer” and or “the Company” refer to Better For You Wellness, Inc., a Nevada Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On October 1, 2023, Joseph James Watson was re-appointed by our Board of Directors to serve as Independent Director of the Company.

The Board evaluated Joseph James Watson’s independence in accordance with the independence standards for directors set forth in Rule 5602(a)(2) of the Nasdaq Listing Rules, and affirmatively determined that each individual qualifies as an independent director.

With effective date of October 1, 2023, depending upon the individual, we entered into Independent Director Agreements (each, an “Independent Director Agreement” and, collectively, the “Independent Director Agreements”) with Joseph J. Watson, pursuant to which each director will serve two-year terms, with the option to renew terms upon completion and receive cash compensation in the amount of $1,000 per quarter, paid in equal distributions quarterly, 200,000 shares of common stock issued quarterly in 25,000 share distributions.

The foregoing summary is qualified in its entirety by the full text of the Independent Director Agreements, which are filed herewith as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K (this “Report”) and are incorporated by reference herein.

Following the above actions, our Board of Directors remains comprised of the following individuals: David H. Deming, Ian James, Christina Jefferson, Stephen, Letourneau, Joseph James Watson, and Montel Williams.

The biographical information of Joseph James Watson is below:

Joseph James Watson

Mr. Watson, age 58, received a B.S. in Communications System Management from Ohio University in 1992, and received a Master's in Business Administration from Ohio University in 1999. Mr. Watson served in the United States Army from 1985 to 1987 and is also a National Guard veteran.

Since 2011, Joe Watson has served as President and Chief Executive Officer of Petland, Inc., a global pet products retailer with stores in eight countries. Mr. Watson began at Petland as Vice President of Operations in November 2005 and then served as Chief Operating Officer prior to becoming CEO.  Since July 2015, Mr. Watson was appointed by Ohio Gov. John Kasich, and confirmed by the Ohio Senate as a member of the Board of Trustees of Shawnee State University. Since January 2020, Mr. Watson has served as the Chairman of the Board of Trustees of Adena Health System, a medical services provider with four hospitals and six regional clinics in Ohio.

No family relationships exist between Mr. Watson and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Watson and any other person pursuant to which Mr. Watson was appointed as one of the Company’s directors and there are no related party transactions involving Mr. Watson that are reportable under Item 404(a) of Regulation S-K.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

10.1	Independent Director Agreement, dated October 1, 2023, by and between the Company and Joseph James Watson.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Portions of this report may constitute "forward-looking statements" as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company's performance is contained in the Company's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: October 5 , 202 3	/s/ Ian James
Ian James
Chief Executive Officer